Exhibit 10.2

ICG Beckley, LLC
P. O. Box 49
Eccles, West Virginia 25836 – 304-929-4261

November 5, 2009

Via Certified Mail
Return Receipt Requested

The Crab Orchard Coal and Land Company
Attn: Mr. Donald C. Pauley
President
P. O. Box 443
Charleston, WV 25322

Subject:
Notice of Extension of Agreement and Deed of Lease (“Lease”) dated January 1, 1965, between The Crab Orchard Coal and Land Company and lCG Beckley, LLC (as assignee of Winding Gulf Coals, Inc.), as such lease has been assigned and amended from time to time, covering property located in Raleigh County, West Virginia (WVL-750)

Dear Mr. Pauley:

Pursuant to Article Six-A of the Lease, as such article was amended by that certain Amendment of Lease dated January 1, 1991, lCG Beckley, LLC hereby exercises its option to extend the term of the Lease for an additional period of fifteen (15) years from and after January 1, 2011. We look forward to a continuing beneficial working relationship with Crab Orchard during the upcoming extended lease period.

If you should have any questions, please feel free to call.

Sincerely,

/s/ Gary Patterson

Gary Patterson
President & General Manager

cc:  O. Eugene Kitts (via e-mail)
       Samuel R. Kitts (via e-mail)
       James V. Lawson (via e-mail)
Charles G. Snavely (via e-mail)
James W. Woods (via e-mail)